The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these Securities and we are not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 23, 2026

Pricing Supplement dated June   , 2026

(To Product Supplement No. ELN-1 dated March 25, 2025,

Underlying Supplement No. ELN-1 dated March 25, 2025,

Prospectus Supplement dated March 25, 2025

and Prospectus dated March 25, 2025)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-285508

Bank of Montreal Capped Buffer GEARS

Linked to the S&P 500® Index due on or about December 29, 2027

Investment Description

The Capped Buffer GEARS (the “Securities”) are senior unsecured debt securities issued by Bank of Montreal (the “Issuer”) with returns linked to the performance of the S&P 500® Index (the “Underlier”). If the Underlier Return is positive, the Issuer will pay the Principal Amount of the Securities at maturity plus a return equal to the Underlier Return multiplied by the Upside Gearing, subject to the Maximum Gain. The Maximum Gain will be set on the Trade Date. If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount of the Securities at maturity. However, if the Final Underlier Value is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the Principal Amount, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier in excess of the Buffer. Investing in the Securities involves significant risks. You may lose some, and possibly a significant portion, of your initial investment. You will not receive any interest payments or dividends on the securities included in the Underlier. The Final Underlier Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the downside market exposure to the Underlier is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any payment of the Principal Amount at maturity, is subject to the credit of Bank of Montreal. If Bank of Montreal were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features
❑	Enhanced Growth Potential, Subject to Maximum Gain: If the Underlier Return is positive, the Issuer will pay the Principal Amount of the Securities at maturity plus a return equal to the Underlier Return multiplied by the Upside Gearing, subject to the Maximum Gain. The Upside Gearing feature will provide leveraged exposure to a limited range of positive performance, if any, of the Underlier.
❑	Buffered Downside Market Exposure: If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity. However, if the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier in excess of the Buffer. You may lose some, and possibly a significant portion, of your initial investment. Any payment on the Securities, including any payment of the Principal Amount at maturity, is subject to the credit of Bank of Montreal.
Key Dates[1]
Trade Date:	June 26, 2026
Settlement Date:	June 30, 2026
Final Valuation Date:	December 27, 2027
Maturity Date:	December 29, 2027
[1]	In the event that we make any changes to the expected Trade Date or Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the Securities remains the same. In addition, the Final Valuation Date and the Maturity Date are subject to postponement. See “Terms of the Securities” on page PS-5 of this pricing supplement.

Notice to investors: The Securities are significantly riskier than conventional debt instruments. The Issuer is not necessarily obligated to repay the full Principal Amount of the Securities at maturity, and the Securities may have downside market risk similar to the Underlier, subject to the Buffer. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of the Issuer. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Selected Risk Considerations” beginning on page PS–7 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 9 of the prospectus before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some, and possibly a significant portion, of your initial investment. The Securities will not be listed on any securities exchange.

Security Offering

We are offering Capped Buffer GEARS linked to the S&P 500® Index. The return on the Securities is subject to the predetermined Maximum Gain and the corresponding maximum payment at maturity per Security. The Maximum Gain, Maximum Payment at Maturity per Security, Initial Underlier Value and Downside Threshold will be set on the Trade Date. The Initial Underlier Value will be the Closing Value (as defined below) of the Underlier on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Underlier	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Initial Underlier Value	Downside Threshold	Buffer	CUSIP/ ISIN
S&P 500® Index (SPX)	14.00% to 15.74%	$11.400 to $11.574	1.5		90% of the Initial Underlier Value (rounded to two decimal places)	10%	063929814 / US0639298142

On the date of this preliminary pricing supplement, the estimated initial value of the Securities is $9.78 per Security. The estimated initial value of the Securities at pricing may differ from this value but will not be less than $9.48 per Security. However, as discussed in more detail in this pricing supplement, the actual value of the Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The Securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the Securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The Securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The Securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Issue Price	Underwriting Discount(1)	Proceeds to Bank of Montreal
Per Security	$10.00	$0.20	$9.80
Total	$	$	$
(1)	BMO Capital Markets Corp. (“BMOCM”), our subsidiary, and UBS Financial Services Inc. (“UBS”) are the agents for the distribution of the Securities. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

UBS Financial Services Inc.	BMO Capital Markets

Estimated Value of the Securities

Our estimated initial value of the Securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the Securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the Securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the Securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the Securities, see “Selected Risk Considerations” below.

PS-2

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. ELN-1 dated March 25, 2025, underlying supplement no. ELN-1 dated March 25, 2025, the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025 for additional information about the Securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, underlying supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, underlying supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. ELN-1 dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000121465925004723/o321252424b2.htm

•	Underlying Supplement No. ELN-1 dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000121465925004728/r321250424b2.htm

•	Prospectus Supplement and Prospectus dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

PS-3

Investor Suitability

The Securities may be appropriate for you if:

t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of some, and possibly a significant portion, of your investment.

t	You can tolerate a loss of some, and possibly a significant portion, of your initial investment, and you are willing to make an investment that may have downside market risk similar to the Underlier, subject to the Buffer at maturity.

t	You believe the Underlier will appreciate over the term of the Securities and that any such appreciation is unlikely to exceed the Maximum Gain.

t	You understand and accept that your potential return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Maximum Gain will be set on the Trade Date).

t	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlier.

t	You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities included in the Underlier.

t	You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

t	You understand and are willing to accept the risks associated with the Underlier.

t	You are willing and able to assume the credit risk of Bank of Montreal, as Issuer of the Securities, for all payments under the Securities and you understand that, if Bank of Montreal defaults on its obligations, you might not receive any amounts due to you, including any payment of the Principal Amount at maturity.

The Securities may not be appropriate for you if:

t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some, and possibly a significant portion, of your investment.

t	You cannot tolerate the loss of some, and possibly a significant portion, of your initial investment, or you are not willing to make an investment that may have downside market risk similar to the Underlier, subject to the Buffer at maturity.

t	You believe the Underlier will depreciate over the term of the Securities and the Final Underlier Value is likely to be less than the Downside Threshold, or you believe the Underlier will appreciate over the term of the Securities by more than the Maximum Gain.

t	You seek an investment that has unlimited return potential without a cap on appreciation, or you would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Maximum Gain will be set on the Trade Date).

t	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlier.

t	You seek current income from this investment, or you would prefer to receive any dividends paid on the securities included in the Underlier.

t	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

t	You do not understand or are not willing to accept the risks associated with the Underlier.

t	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

t	You are unwilling or unable to assume the credit risk of Bank of Montreal, as Issuer of the Securities, for all payments under the Securities, including any payment of the Principal Amount at maturity.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities. For more information about the Underlier, please see the section titled “The Underlier” below.

PS-4

Terms of the Securities

Issuer:	Bank of Montreal
Original Issue Price:	100% of the Principal Amount of Securities
Principal Amount:	$10 per Security
Underlier:	S&P 500® Index (Bloomberg ticker symbol: SPX)
Term:	Approximately 1.5 years
Payment at Maturity:

On the Maturity Date, you will receive from the Issuer a cash payment per Security calculated as follows:

•      If the Underlier Return is positive, the Issuer will pay the Principal Amount plus a return equal to the Underlier Return multiplied by the Upside Gearing, subject to the Maximum Gain. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the lesser of (a) Underlier Return × Upside Gearing and (b) the Maximum Gain)

•      If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Security.

•      If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier in excess of the Buffer. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlier Return + Buffer)]

If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, you will have 1-to-1 downside exposure to the decrease in the value of the Underlier in excess of the Buffer and will lose some, and possibly a significant portion, of your initial investment at maturity.

Upside Gearing:	1.5
Maximum Gain:	14.00% to 15.74%. The actual Maximum Gain will be set on the Trade Date and will not be less than 14.00%.
Underlier Return:	Final Underlier Value – Initial Underlier Value Initial Underlier Value
Initial Underlier Value:	The Closing Value of the Underlier on the Trade Date, as specified on the cover of this pricing supplement.
Final Underlier Value:	The Closing Value of the Underlier on the Final Valuation Date
Closing Value:	Closing Value has the meaning assigned to “Closing Level” set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Index—Certain Definitions” in the accompanying product supplement.
Downside Threshold:	90% of the Initial Underlier Value (rounded to two decimal places), as specified on the cover of this pricing supplement.
Buffer:	10%
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”)
Market Disruption Events and Postponement Provisions:

The Final Valuation Date is subject to postponement due to non-scheduled trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Valuation Date is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the Final Valuation Date and the Maturity Date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Valuation Date—Notes Linked to a Single Underlier” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement the Final Valuation Date is a “Valuation Date” and the Maturity Date is a “Payment Date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to an Index—Market Disruption Events” in the accompanying product supplement.

PS-5

Investment Timeline

Trade Date:	The Initial Underlier Value is observed, the Downside Threshold and Buffer are determined and the Maximum Gain is set on the Trade Date.

Maturity Date:

The Final Underlier Value is observed and the Underlier Return is determined on the Final Valuation Date.

If the Underlier Return is positive, the Issuer will pay the Principal Amount plus a return equal to the Underlier Return multiplied by the Upside Gearing, subject to the Maximum Gain. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the lesser of (a) Underlier Return × Upside Gearing and (b) the Maximum Gain)

If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Security.

If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier Return in excess of the Buffer. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlier Return + Buffer)]

If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, you will have 1-to-1 downside exposure to the decrease in the value of the Underlier in excess of the Buffer and will lose some, and possibly a significant portion, of your initial investment at maturity.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some, and possibly a significant portion, of your investment. The Final Underlier Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the downside market exposure to the Underlier is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any payment of the Principal Amount at maturity, is subject to the creditworthiness of the Issuer. If Bank of Montreal were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.

PS-6

Selected Risk Considerations

The Securities involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Final Underlier Value Is Less Than The Downside Threshold, You Will Lose Some, And Possibly A Significant Portion, Of The Principal Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the Securities on the Maturity Date. The payment at maturity will depend on the direction of and percentage change in the Final Underlier Value relative to the Initial Underlier Value and the other terms of the Securities. Because the value of the Underlier will be subject to market fluctuations, the payment at maturity may be more or less, and possibly significantly less, than the Principal Amount of your Securities.

If the Final Underlier Value is less than the Downside Threshold, the payment at maturity will be less than the Principal Amount and you will have 1-to-1 downside exposure to the decrease in the value of the Underlier in excess of the Buffer, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier in excess of the Buffer. As a result, if the Final Underlier Value is less than the Downside Threshold, you will lose some, and possibly a significant portion, of the Principal Amount per Security at maturity. This is the case even if the value of the Underlier is greater than or equal to the Initial Underlier Value or the Downside Threshold at certain times during the term of the Securities.

Even if the Final Underlier Value is greater than the Initial Underlier Value, the payment at maturity may only be slightly greater than the Principal Amount, and your yield on the Securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same Maturity Date.

Your Return Will Be Limited To The Maximum Gain And May Be Lower Than The Return On A Direct Investment In The Securities Included In The Underlier.

Your return on the Securities will be subject to the Maximum Gain. The opportunity to participate in the possible increases in the value of the Underlier through an investment in the Securities will be limited because any positive return on the Securities will not exceed the Maximum Gain. Therefore, your return on the Securities may be lower than the return on a direct investment in the securities included in the Underlier. Furthermore, the effect of the Upside Gearing will be progressively reduced for all Final Underlier Values exceeding the Final Underlier Value at which the Maximum Gain is reached.

The Upside Gearing Applies Only If You Hold The Securities To Maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the return you receive likely will not reflect the full economic effect of the Upside Gearing or the Securities themselves and may be less than the Upside Gearing times the Underlier’s return. You can receive the full benefit of the Upside Gearing only if you hold the Securities to maturity.

The Probability That The Final Underlier Value Will Be Less Than The Downside Threshold Will Depend In Part On The Volatility Of The Underlier.

Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. In general, the greater the volatility of the Underlier, the greater the probability that the Underlier will experience a large decline over the term of the Securities and the Final Underlier Value will be less than the Downside Threshold. The Underlier has historically experienced significant volatility. As a result, there is a significant risk that the Final Underlier Value will be less than the Downside Threshold which will result in a loss of some, and possibly a significant portion, of your initial investment at maturity. The terms of the Securities are set, in part, based on expectations about the volatility of the Underlier as of the Trade Date. If expectations about the volatility of the Underlier change over the term of the Securities, the value of the Securities may be adversely affected, and if the actual volatility of the Underlier proves to be greater than initially expected, the Securities may prove to be riskier than expected on the Trade Date.

Buffered Downside Market Exposure To The Underlier Applies Only If You Hold The Securities To Maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a substantial loss relative to your initial investment, even if the value of the Underlier is greater than the Downside Threshold at the time of such sale.

The Securities Do Not Pay Interest.

The Securities will not pay any interest. Accordingly, you should not invest in the Securities if you seek current income during the term of the Securities.

PS-7

The Securities Are Subject To Credit Risk.

The Securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the Securities are subject to our creditworthiness and you will have no ability to pursue any securities included in the Underlier for payment. As a result, our actual and perceived creditworthiness may affect the value of the Securities and, in the event we were to default on our obligations under the Securities, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the Securities. Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the Securities, the tax consequences of the ownership and disposition of the Securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the Securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Maturity Date Will Be Postponed If The Final Valuation Date Is Postponed.

The Final Valuation Date will be postponed if the originally scheduled Final Valuation Date is not a scheduled trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date. If such a postponement occurs, the Maturity Date will be postponed. See “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Valuation Date—Notes Linked to a Single Underlier” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Trade Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Issue Price.

Our initial estimated value of the Securities is only an estimate, and is based on a number of factors. The Original Issue Price of the Securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the Securities are included in the Original Issue Price, but are not included in the estimated value. These costs will include any underwriting discount and selling concessions and the cost of hedging our obligations under the Securities through one or more hedge counterparties (which may be one or more of our affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the Securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the Securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which We, BMOCM Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the Securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility of the Underlier, dividend rates and interest rates. Different pricing models and assumptions, including those used by other market participants, could provide values for the Securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the Trade Date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the Trade Date, the value of the Securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which we, BMOCM or any other party would be willing to purchase the Securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which we, BMOCM or any other party would be willing to buy your Securities in any secondary market at any time.

For a period of approximately 7 months following issuance of the Securities, the price, if any, at which we or our affiliates would be willing to buy the Securities from investors, and the value that BMOCM may also publish for the Securities through one or more financial information vendors and which could be indicated for the Securities on any brokerage account statements, will reflect a temporary upward adjustment from our estimated value of the Securities that would otherwise be determined and applicable at that time. This temporary upward adjustment represents a portion of (a) the hedging profit that we or our affiliates expect to realize over the term of the Securities and (b) any underwriting discount and selling concessions paid in connection with this offering. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the 7-month period.

PS-8

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The payout on the Securities could be replicated by a hypothetical combination of financial instruments consisting of a fixed-income debt component and one or more derivative transactions. As a result, the factors that influence the values of fixed-income bonds and derivative instruments will also influence the terms of the Securities at issuance and the value of the Securities prior to maturity.

The value of the Securities prior to maturity will be affected by the then-current value of the Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the Securities: performance of the Underlier; interest rates; volatility of the Underlier; time remaining to maturity; and dividend yields on the securities included in the Underlier. When we refer to the “value” of your Securities, we mean the value you could receive for your Securities if you are able to sell them in the open market before the Maturity Date.

In addition to these factors, the value of the Securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the Securities attributable to another factor, such as a change in the value of the Underlier. Because numerous factors are expected to affect the value of the Securities, changes in the value of the Underlier may not result in a comparable change in the value of the Securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The Securities will not be listed or displayed on any securities exchange. Although BMOCM and/or its affiliates intend to make a secondary market in relation to the Securities, they are not obligated to do so. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which BMOCM is willing to buy your Securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your Securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the Securities to maturity.

Risks Relating To The Underlier

The Payment At Maturity Will Depend Upon The Performance Of The Underlier And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlier. Investing in the Securities is not equivalent to investing in the Underlier. As an investor in the Securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Underlier for a period similar to the term of the Securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the Securities, you will not have any voting rights or any other rights that holders of the securities included in the Underlier would have.

•	Historical Values Of The Underlier Should Not Be Taken As An Indication Of The Future Performance Of The Underlier During The Term Of The Securities.

•	Changes That Affect The Underlier May Adversely Affect The Value Of The Securities And The Payment At Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underlier.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the Securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the Securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the Securities, and in so doing they will have no obligation to consider your interests as an investor in the Securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the Securities.

PS-9

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Securities. BMOCM, which is our affiliate, will be the calculation agent for the Securities. As calculation agent, BMOCM will determine any values of the Underlier and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the Securities. See the sections entitled “General Terms of the Notes—Certain Terms for Notes Linked to an Index—Market Disruption Events” and “—Discontinuation of, or Adjustments to, an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the Securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the Securities.

•	The estimated value of the Securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the Securities and may adversely affect the value of the Underlier.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underlier may adversely affect the value of the Underlier.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of the Underlier.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of the Underlier.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the Securities to you.

PS-10

Hypothetical Examples and Return Table of the Securities at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The table and examples below illustrate the payment at maturity for a $10 Principal Amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Initial Underlier Value, Upside Gearing, Maximum Gain or Downside Threshold. The hypothetical Initial Underlier Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Underlier Value. The actual Initial Underlier Value, Upside Gearing, Maximum Gain and Downside Threshold will be determined on the Trade Date and will be set forth on the cover page and under “Terms of the Securities” above. For actual historical data of the Underlier, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Hypothetical Initial Underlier Value:	100.00
Hypothetical Upside Gearing:	1.20
Hypothetical Maximum Gain:	9.00%
Hypothetical Downside Threshold:	95.00 (95% of the hypothetical Initial Underlier Value)
Hypothetical Buffer:	5%

Final Underlier Value	Underlier Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$10.90	9.00%
170.00	70.00%	$10.90	9.00%
160.00	60.00%	$10.90	9.00%
150.00	50.00%	$10.90	9.00%
140.00	40.00%	$10.90	9.00%
130.00	30.00%	$10.90	9.00%
120.00	20.00%	$10.90	9.00%
110.00	10.00%	$10.90	9.00%
107.50	7.50%	$10.90	9.00%
104.00	4.00%	$10.48	4.80%
102.00	2.00%	$10.24	2.40%
100.00	0.00%	$10.00	0.00%
98.00	-2.00%	$10.00	0.00%
96.00	-4.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
94.00	-6.00%	$9.90	-1.00%
90.00	-10.00%	$9.50	-5.00%
80.00	-20.00%	$8.50	-15.00%
70.00	-30.00%	$7.50	-25.00%
60.00	-40.00%	$6.50	-35.00%
50.00	-50.00%	$5.50	-45.00%
40.00	-60.00%	$4.50	-55.00%
30.00	-70.00%	$3.50	-65.00%
20.00	-80.00%	$2.50	-75.00%
10.00	-90.00%	$1.50	-85.00%
0.00	-100.00%	$0.50	-95.00%

[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

PS-11

Example 1 — The Closing Value of the Underlier increases 2.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 102.00, resulting in an Underlier Return of 2.00%.

Because the Underlier Return of 2.00% is positive and such Underlier Return multiplied by the Upside Gearing is less than the Maximum Gain, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the lesser of (a) Underlier Return × Upside Gearing and (b) the Maximum Gain)

$10 + ($10 × 2.00% × 1.20) = $10.24

The payment at maturity of $10.24 per Security represents a total return on the Securities of 2.40%.

Example 2 — The Closing Value of the Underlier increases 50.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 150.00, resulting in an Underlier Return of 50.00%.

Because the Underlier Return of 50.00% is positive and such Underlier Return multiplied by the Upside Gearing is greater than the Maximum Gain, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the lesser of (a) Underlier Return × Upside Gearing and (b) the Maximum Gain)

$10 + ($10 × 9.00%) = $10.90

The payment at maturity of $10.90 per Security, which is the hypothetical Maximum Payment at Maturity, represents a total return on the Securities equal to the hypothetical Maximum Gain of 9.00%.

In addition to limiting your return on the Securities, the Maximum Gain limits the positive effect of the Upside Gearing. If the Final Underlier Value is greater than the Initial Underlier Value, you will participate in the performance of the Underlier with the Upside Gearing up to a certain point. However, the effect of the Upside Gearing will be progressively reduced for all Final Underlier Values exceeding the Final Underlier Value at which the Maximum Gain is reached.

Example 3 — The Closing Value of the Underlier decreases 2.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 98.00, resulting in an Underlier Return of -2.00%.

Because the Underlier Return is negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10.00 per Security.

The payment at maturity of $10.00 per Security represents a total return on the Securities of 0.00%.

Example 4 — The Closing Value of the Underlier decreases 50.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 50.00, resulting in an Underlier Return of -50.00%.

Because the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + [$10 × (Underlier Return + 5%)]

$10 + [$10 × (-50.00% + 5%)] = $5.50

The payment at maturity of $5.50 per Security represents a loss on the Securities of 45.00%, which reflects the Underlier Return of -50.00% plus the hypothetical Buffer.

If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, at maturity the Issuer will repay less than the Principal Amount, resulting in a loss of 1% of the Principal Amount for every 1% decline in the Underlier in excess of the Buffer. Investors could lose some, and possibly a significant portion, of their investment.

PS-12

The Underlier

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Description of Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the Underlier in the graph below from Bloomberg Finance L.P., without independent verification.

The following graph sets forth daily closing levels of the Underlier for the period from January 4, 2021 to June 18, 2026. The closing level on June 18, 2026 was 7,500.58. The historical performance of the Underlier should not be taken as an indication of its future performance during the term of the Securities.

PS-13

Summary of Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, see the section entitled “Canadian Federal Income Tax Consequences” in the accompanying product supplement. Notwithstanding anything to the contrary in the accompanying product supplement, the Canadian tax consequences discussed in the accompanying product supplement do not take into account the proposed amendments to the “hybrid mismatch arrangement” rules in the Tax Act released for consultation on January 29, 2026.

PS-14

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation in the final pricing supplement. Assuming this treatment of the Securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions” in the accompanying product supplement.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Securities. If the IRS were successful in asserting an alternative treatment of the Securities, the tax consequences of the ownership and disposition of the Securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the Securities may be treated as contingent payment debt instruments, which among other things would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on the terms of the Securities and current market conditions, we expect that the Securities will not have a delta of one with respect to any underlying security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether the non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the Securities.

Both U.S. and non-U.S. investors considering an investment in the Securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-15

Supplemental Plan of Distribution

BMOCM, our subsidiary, and UBS are the agents for the distribution of the Securities and will purchase the Securities at the Original Issue Price less the underwriting discount specified on the cover page of this pricing supplement. UBS may sell all or part of the Securities that it purchases from us to investors at the Original Issue Price, or to its affiliates at the Original Issue Price less a concession not in excess of the underwriting discount.

We expect to hedge our obligations through one or more hedge counterparties (which may be one or more of our affiliates). BMOCM or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the Securities.

Although BMOCM and/or its affiliates intend to make a secondary market in relation to the Securities, they are not obligated to do so. BMOCM will determine any secondary market prices that it is prepared to offer in its sole discretion.

For a period of approximately 7 months following issuance of the Securities, the price, if any, at which we or our affiliates would be willing to buy the Securities from investors, and the value that BMOCM may also publish for the Securities through one or more financial information vendors and which could be indicated for the Securities on any brokerage account statements, will reflect a temporary upward adjustment from our estimated value of the Securities that would otherwise be determined and applicable at that time. This temporary upward adjustment represents a portion of (a) the hedging profit that we or our affiliates expect to realize over the term of the Securities and (b) any underwriting discount and selling concessions paid in connection with this offering. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the 7 month period.

We may use this pricing supplement in the initial sale of the Securities. In addition, BMOCM or another of our affiliates may use this pricing supplement in market-making transactions in any Securities after their initial sale. Unless BMOCM or we inform you otherwise in the confirmation of sale, this pricing supplement is being used by BMOCM in a market-making transaction.

See “Supplemental Plan of Distribution” in the accompanying product supplement, “Supplemental Plan of Distribution (Conflicts of Interest) in the accompanying prospectus supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus for more information.

Approved Jurisdictions:

In accordance with and subject to an agent accession agreement between the Issuer and UBS, UBS will not offer, sell or deliver the Securities in any jurisdiction other than the United States and the following jurisdictions: Argentina, Barbados, Belize, Bermuda, Bolivia, Brazil, British Virgin Islands, Cayman Islands, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, European Economic Area, Guatemala, Honduras, Hong Kong, Israel, Mexico, Panama, Paraguay, Peru and Uruguay.

UBS will comply with the non-U.S. selling restrictions applicable to the above jurisdictions set forth below and in the accompanying product supplement:

Notice to Prospective Investors in Argentina

The Securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the Securities in Argentina. The contents of this pricing supplement and the related product supplement, any accompanying underlying supplement, the prospectus supplement and the prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.

Notice to Prospective Investors in Brazil

The Securities have not been, and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the Securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the Securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the Securities to the public in Brazil. Persons wishing to offer or acquire the Securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Chile

Neither the Issuer nor the Securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement (and the related product supplement, any accompanying underlying supplement, the prospectus supplement and the prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the Securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

PS-16

Notice to Prospective Investors in the Dominican Republic

Nothing in this pricing supplement constitutes an offer of securities for sale in the Dominican Republic. The Securities have not been, and will not be, registered with the Superintendence of Securities Market of the Dominican Republic (Superintendencia del Mercado de Valores), under Dominican Securities Market Law No. 249-17 (“Securities Law 249-17”), and the Securities may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 249-17 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 249-17 and its regulations.

Prohibition of Sales to European Economic Area Retail Investors

The Securities will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in Hong Kong

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Please note that (1) the Securities may not be offered or sold in Hong Kong by means of this document or any other document other than: (i) to “professional investors” within the meaning of Part 1 of Schedule 1 to the Securities and Futures Ordinance of Hong Kong (Cap. 571) (SFO) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32) (“CWUMPO”) or which do not constitute an offer or invitation to the public for the purposes of the CWUMPO or the SFO, and (2) no person shall issue, or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities which is directed at, or the contents of which are likely to be assessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to such “professional investors” (as set out above).

Notice to Prospective Investors in Panama

The Securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The Securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Notice to Prospective Investors in Paraguay

The sale of the Securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The Securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The Securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) or the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed Securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the Securities.

Notice to Prospective Investors in Peru

The Securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the Securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related product supplement, any accompanying underlying supplement, the prospectus supplement, the prospectus or any other material relating to the Securities be distributed or caused to be distributed in Peru to the general public. The Securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

PS-17

Notice to Prospective Investors in Uruguay

The sale of the Securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The Securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The Securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PS-18